           As filed with the Securities and Exchange Commission on June 23, 1999
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              USA DETERGENTS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                          11-2935430
  (State or other juris-                                (I.R.S. Employer
 diction of incorporation                                Identification
      or organization)                                       Number)

                               1735 JERSEY AVENUE
                        NORTH BRUNSWICK, NEW JERSEY 08902
                                 (732) 828-1800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              USA DETERGENTS, INC.
                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

                                 ---------------

                                RICHARD D. COSLOW
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              USA DETERGENTS, INC.
                               1735 JERSEY AVENUE
                        NORTH BRUNSWICK, NEW JERSEY 09802
                                 (732) 828-1800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

  Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            SHELDON G. NUSSBAUM, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE   AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING   AMOUNT OF
REGISTERED                  REGISTERED(1)      SHARE(2)              PRICE (3)            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
COMMON STOCK,
$.01 PAR VALUE              250,000 SHARES     $5.21875             $1,304,687.50         $362.70
----------------------------------------------------------------------------------------------------------

(1) PLUS SUCH ADDITIONAL NUMBER OF SHARES AS MAY BE REQUIRED PURSUANT TO THE USA DETERGENTS, INC. 1995 STOCK OPTION PLAN (THE "PLAN") IN THE EVENT OF A STOCK DIVIDEND, RECAPITALIZATION OR OTHER SIMILAR CHANGE IN THE COMMON STOCK.

(2) CALCULATED BY DIVIDING THE PROPOSED MAXIMUM AGGREGATE OFFERING PRICE BY THE AMOUNT TO BE REGISTERED.

(3) ESTIMATED IN ACCORDANCE WITH RULE 457(H)(1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE AND IS THE PRODUCT RESULTING FROM MULTIPLYING 250,000, THE NUMBER OF SHARES REGISTERED BY THIS REGISTRATION STATEMENT AS TO WHICH OPTIONS MAY BE GRANTED UNDER THE PLAN, BY $5.21875, THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON JUNE 22, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                 The contents of the Registration Statement on Form S-8 (Registration No. 33-98988) of USA Detergents, Inc. (the "Company"), as filed with the Securities and Exchange Commission (the "Commission") on November 3, 1995 and the Company's Registration Statement on Form S-8 (Registration No. 333-63177), as filed with the Commission on September 10, 1998 are incorporated herein by reference.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 23, 1999.


                                          USA DETERGENTS, INC.


                                          By: /s/ Uri Evan
                                              ----------------------------------
                                              Uri Evan
                                              Chairman of the Board of Directors
                                                  and Chief Executive Officer


                                POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints each of Uri Evan and Richard D. Coslow as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                                Date
---------                               -----                                ----
/s/ Uri Evan                            Chairman of the Board            June 23, 1999
-------------------------------           of Directors, Chief
Uri Evan                                  Executive Officer
                                          and Director (principal
                                          executive officer)

/s/ Richard D. Coslow                   Executive Vice President,        June 23, 1999
-------------------------------           Chief Financial Officer
Richard D. Coslow                         and Treasurer
                                          (principal financial and
                                          accounting officer)

/s/ Daniel Bergman                      Vice President, Secretary        June 23, 1999
-------------------------------           and Director
Daniel Bergman

/s/ Richard A. Mandell                  Director                         June 23, 1999
-------------------------------
Richard A. Mandell

/s/ Christopher D. Illick               Director                         June 23, 1999
-------------------------------
Christopher D. Illick

/s/ Frederick R. Adler                  Director                         June 23, 1999
-------------------------------
Frederick R. Adler

                                INDEX TO EXHIBITS

Exhibit No.           Description
----------            -----------
  4(a)*        --     USA Detergents, Inc. 1995 Stock Option Plan

  4(b)**       --     Form of Stock Option Agreement

  4(c)         --     Amendment to USA Detergents, Inc. 1995 Stock Option Plan

  5            --     Opinion of Fulbright & Jaworski L.L.P.

  23.1         --     Consent of Deloitte & Touche L.L.P.

  23.2         --     Consent of Fulbright & Jaworski L.L.P.
                      (included in Exhibit 5)

  24           --     Power of Attorney (included in signature page)

---------------------

* Incorporated by reference from the Registration Statement on Form S-8 (No.33-98988) of USA Detergents, Inc., previously filed with the Securities and Exchange Commission on November 3, 1995.

** Incorporated by reference from the Registration Statement on Form S-8 (No. 333-63177) of USA Detergents, Inc., previously filed with the Securities and Exchange Commission on September 10, 1998.